Exhibit 99.1

InfoSpace Statement Pertaining to

InfoSpace, Inc. v. Naveen Jain, et al Lawsuit

BELLEVUE, Wash. (January 14, 2004) – InfoSpace, Inc. (NASDAQ: INSP) today announced that on January 12, 2004, the King County Superior Court ruled on several summary judgment motions in the lawsuit entitled InfoSpace, Inc. v. Naveen Jain, et al.

The original complaint, filed on March 10, 2003, names as defendants Naveen Jain, the Company’s founder, former chief executive officer and chairman, Kevin Marcus, the Company’s former chief software architect, and Intelius, Inc., the company they co-founded. The complaint alleges that the defendants breached their fiduciary and contractual duties owed to the Company, wrongfully interfered with the Company’s contractual relationships and misappropriated InfoSpace trade secrets and confidential information in order to unfairly compete with the Company.

On pre-trial motions submitted by the parties, the Court ruled that Messrs. Jain and Marcus did not violate their non-compete covenants or trade secret law, or interfere with any InfoSpace contractual relationship. In its ruling, the Court acknowledged that a genuine issue of fact was raised on the question of whether Messrs. Jain and Marcus did engage in a business competitive with a business being developed by InfoSpace. However, the Court based its ruling on its finding that the Company had not established an issue of material fact with respect to whether Messrs. Jain and Marcus engaged in unfair competition with InfoSpace through the use of confidential or proprietary information that they had acquired in their prior positions at InfoSpace.

In the Company’s favor, the Court ruled that Mr. Jain violated his non-compete agreement by not returning Company property. The Court also ruled that InfoSpace’s claims that Mr. Jain had breached his fiduciary duty by competing with the Company while he was a director and that he had breached the non-solicitation provision of his agreement with InfoSpace were matters to be considered in a jury trial.

The Company intends to appeal the ruling that enforcement of a non-compete requires a showing of the use of confidential and proprietary information. The Company believes that the enforceability of non-compete covenants raises compelling issues for the business community and especially the technology sector in Washington State.

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About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ:INSP) is a diversified technology and services company that develops Internet and wireless solutions for a wide range of customers. InfoSpace Search & Directory provides Web search and online directory products that help users find the information they need while creating opportunities for merchants. InfoSpace Mobile develops infrastructure, tools and applications that enable carriers and content providers to efficiently develop and deliver mobile data services across multiple devices. InfoSpace Payment Solutions enables merchants to authorize, settle and manage electronic transactions via its IP-based payment gateway, Authorize.Net.

More information can be found at http://www.infospaceinc.com.

CONTACT:

Nancy Bacchieri

V.P. – Communications

(425) 201-8722

nancy.bacchieri@infospace.com

This release contains forward-looking statements regarding the litigation that are subject to certain risks and uncertainties and actual results may differ materially from those in the forward-looking statements. Factors that could affect actual results include the inherent uncertainty of proposed settlements, litigation and appeals. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Quarterly Report on Form 10-Q, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.